Exhibit 99.1

Summarized Tenant Financial Data

International Business Machines Corporation ("IBM") currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding IBM is taken from its previously filed public reports. For more detailed financial information regarding IBM, please refer to their financial statements, which are publicly available with the SEC at http://www.sec.gov.

For the Fiscal Year Ended
	12/31/2003	12/31/2002	12/31/2001
(in millions)
Consolidated Statements of Operations
Revenues	$ 89,131	$ 81,186	$ 83,067
Operating Income	$ 7,613	$ 5,334	$ 8,146
Net Income	$ 7,583	$ 3,579	$ 7,723

As of the Fiscal Year Ended
	12/31/2003	12/31/2002	12/31/2001
(in millions)
Consolidated Balance Sheet
Total Assets	$ 104,457	$ 96,484	$ 90,303
Long-term Debt	$ 16,986	$ 19,986	$ 15,963
Stockholders' Equity	$ 27,864	$ 22,782	$ 23,448